Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made on April 21, 2020 and effective as of the 31st day of March, 2020, by and among (a) PHR TCI, LLC, a Delaware limited liability company, having an address at c/o Procaccianti Companies, 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (“Borrower”), (b) CITIZENS BANK, N.A., a national banking association organized under the laws of the United States having an office at 28 State Street, Boston, Massachusetts 02109 (hereinafter sometimes referred to as “Agent” and sometimes as “Citizens”), as a Lender and in its capacity as agent for itself and for each of the other lenders who are now or who hereafter become parties to the Loan Agreement (as defined below) pursuant to the terms of Section 16 thereof (the “Lenders”), and (c) all such Lenders.

r e c i t a l s:

A.       Borrower and Citizens entered into that certain Loan Agreement dated as of August 15, 2018 (the “Loan Agreement”), in connection with that certain loan (the “Loan”) from Lenders in the aggregate principal amount of up to Seventeen Million Eight Hundred Thirty-Six Thousand and No/100 Dollars ($17,836,000.00). All capitalized terms used herein without definition shall have the respective meanings given to such terms in the Loan Agreement.

B.       In order to provide Borrower with a limited period of time to address business disruptions resulting from the novel coronavirus (COVID-19) pandemic, Borrower, Agent and the Lenders desire to modify the Loan Agreement and other Loan Documents as set forth below, on the terms and conditions hereinafter provided.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

1.                  Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the terms of the Loan Agreement and other Loan Documents are hereby amended as follows:

(a)            Deferred Interest Payments. On the Interest Payment Dates occurring on April 1, 2020, May 1, 2020 and June 1, 2020 (the period commencing on April 1, 2020 and ending on June 1, 2020 being the “Deferral Period”), all regularly scheduled monthly payments of interest under the Note, Loan Agreement and the other Loan Documents shall be deferred (“Deferred Payments”). Notwithstanding anything herein or in any of the Loan Documents to the contrary, interest shall continue to accrue on the Loan at the Applicable Interest Rate specified in the Loan Agreement; provided, however, that the Deferred Payments shall not accrue interest but shall be deemed principal to be repaid in total as set forth herein. Regularly scheduled monthly interest payments as provided for in the Note and Loan Agreement shall recommence on July 1, 2020, being the first Interest Payment Date following the expiration of the Deferral Period. All Deferred Payments shall be due and payable in full on or before June 30, 2021 (the “Deferral Repayment Date”); provided, however, (i) the Borrower may prepay the Deferred Payments in whole or in part without penalty or any other cost or charge at its sole option at any time prior to the Deferral Repayment Date, and (ii) in the event that Lenders accelerate Borrower’s obligations under the Loan Documents as allowed in accordance with the terms and conditions thereof on an earlier date, then the Deferred Payments, together with all other amounts due and payable on the Maturity Date pursuant to Section 2.5 of the Loan Agreement, shall be due and payable in full on the date of such acceleration as set forth in Section 2.5 of the Loan Agreement.

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(b)            Waiver of Financial Covenants.

(i)                 Notwithstanding anything in the Loan Agreement to the contrary, Agent and Lenders agree that Borrower shall not be required to comply with the minimum Debt Service Coverage Ratio covenant set forth in Section 10.2.1(b) and Section 10.2.2 of the Loan Agreement, commencing with the Calculation Period ending March 31, 2020, and through and including the Calculation Period ending June 30, 2021. The terms and conditions of Sections 10.2.1 and Section 10.2.2 of the Loan Agreement, as set forth therein as of the date hereof, without modification, shall apply with full force and effect to all Calculation Periods occurring after the Calculation Period ending June 30, 2021.

(ii)              Notwithstanding anything in the Guaranty to the contrary, Agent and Lenders agree that Guarantor shall not be required to comply with the minimum Net Worth covenant set forth in Section 15.2.1(a) of the Guaranty, for the period commencing on January 1, 2020 and ending on June 30, 2021 (the “NW Covenant Waiver Period”). Failure by Guarantor to satisfy the Net Worth covenant set forth in Section 15.2.1(a) of the Guaranty during the NW Covenant Waiver Period shall not be deemed an Event of Default under Section 11.1.8 of the Loan Agreement. For the avoidance of doubt, nothing in this Amendment shall be deemed to waive or release the Guarantor from the Liquidity covenant set forth in Section 15.2.1(b) of the Guaranty, which Liquidity covenant shall continue to apply with full force and effect.

(c)            SBA PPP Loan.

(i)                 Notwithstanding anything in the Loan Agreement to the contrary, including, without limitation, Section 9.6.4 thereof, Agent and Lenders agree that Borrower may apply for a so-called Paycheck Protection Program loan from the United States Small Business Administration (or any United States Small Business Administration approved lender), provided that: (i) such loan is fully subordinated to the Loan, (ii) such loan shall not be secured by any lien or encumbrance on any of Borrower’s assets, and (iii) the proceeds of such loan shall be used solely for (A) payment of “payroll costs” as defined within the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)) (as the same may be amended, the “CARES Act”), (B) interest payments on the Loan in accordance with the terms of the Loan Agreement, and/or (C) other Operating Expenses, in each instance as permitted under the CARES Act (a loan satisfying the foregoing conditions being hereinafter referred to as a “PPP Loan”). The terms and conditions of any PPP Loan to Borrower shall be subject to Agent’s prior written consent, which may be withheld in Agent’s sole discretion, except for any PPP Loan made by Citizens Bank, N.A. (or another Affiliate of Citizens Financial Group, Inc.) (a “Citizens PPP Loan”), the terms and conditions of which shall be deemed approved by Agent and Lenders without any further notice or request from Borrower. Any PPP Loan satisfying the foregoing conditions and approved by Agent in accordance with the terms hereof shall be deemed Permitted Additional Debt for all purposes under the Loan Agreement.

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(ii)              Borrower hereby covenants and agrees that, in the event Borrower obtains a PPP Loan: (A) Borrower shall: (i) comply in all respects with the requirements of the CARES Act with respect to the PPP Loan, (ii) take reasonable requisite actions for the full forgiveness the entire PPP Loan, (iii) use PPP Loan proceeds only for permitted purposes under the CARES Act, (iv) apply for forgiveness of the maximum permitted portion of the PPP Loan in accordance with the terms of the PPP Loan and, if such PPP Loan is not a Citizens PPP Loan, provide Agent a copy of such application and (v) if such PPP Loan is not a Citizens PPP Loan, provide Agent with written notice of forgiveness of the PPP Loan promptly upon its receipt; and (B) upon the declaration of any Event of Default under the Loan Agreement, Borrower shall be prohibited from making any repayments on such PPP Loan.

(iii)            Section 11.1 of the Loan Agreement, entitled “Default and Events of Default”, is hereby amended to add the following new Subsection 11.1.14 at the end thereof:

11.1.14   PPP Loan. Borrower defaults in the payment, performance or observance of any of its obligations under a PPP Loan and such default is not cured within the grace period applicable thereto (if any).

(d)            Waiver of Borrower Notices. Notwithstanding anything in the Loan Agreement to the contrary, Agent and Lenders agree that Borrower has satisfied any requirement in the Loan Documents to provide any notices to Agent and Lenders (and further, the Agent and the Lenders waive any requirements of any notice by Borrower) with respect to any occurrence prior to the date hereof related to the novel coronavirus (COVID-19) pandemic (whether relating to a Material Adverse Effect, notice from any governmental entity or notice of an Event of Default), including without limitation, any notices which may be required pursuant to Sections 9.2.9(d) of the Loan Agreement.

(e)            Ongoing Conditions to Effectiveness. The continued effectiveness of the modifications to the Loan Agreement set forth in Section 1 of this Amendment shall be subject to the continued satisfaction of the following conditions:

(i)                 Distributions; Fees; Reserves. Notwithstanding anything in the Loan Agreement to the contrary, Borrower shall be prohibited from making any Distributions prior to the repayment in full of the Deferred Payments, and any such Distributions shall be deemed Improper Distributions for purposes of the Loan Agreement. Prior to the repayment in full of the Deferred Payments, Borrower and/or Tenant shall be permitted to pay duly earned management fees to Hotel Manager in accordance with the terms and conditions of the Hotel Management Agreement so long as the hotel on the Property remains open, provided that Borrower shall not pay, and shall not permit Tenant to pay, any other fees to (A) Hotel Manager, (B) any other Affiliate of Borrower, (C) any Affiliate of any other Loan Party, or (D) any other holder of any direct or indirect ownership interest in Borrower or in any other Loan Party or any Affiliate thereof. Any Distributions or payments made in violation of the foregoing prohibition shall be deemed Improper Distributions for purposes of the Loan Agreement. Borrower shall at all times maintain adequate reserves in such amount as may be required from time to time to satisfy the terms and conditions of the Franchise Agreement and the Hotel Management Agreement.

(ii)              Financial Reporting Requirements. Borrower shall continue to provide Agent with the financial documents and information required as and when due under the terms of the Loan Documents, including, without limitation, as required under Section 9.2 of the Loan Agreement. Borrower shall also deliver to Agent such other financial information and documentation as Agent may reasonably request, from time to time.

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2.                  Conditions to Effectiveness. This Amendment shall be effective as of the date of the satisfaction of each of the below conditions, and in case of any documentation to be delivered to Agent, such documentation shall be in form and substance reasonably satisfactory to Agent (such date, the “Amendment Effective Date”):

(a)            This Amendment shall have been duly executed and delivered by the Borrower, Agent and Lenders, and the Consent and Agreement of Guarantor to this amendment shall have been duly executed and delivered by Guarantor.

(b)            All representations and warranties of Borrower set forth in Section 8 of the Loan Agreement remain true and correct in all material respects as of the date when made. The representations and warranties of Borrower set forth in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties (i) expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date, or (ii) are expressly qualified as to “Borrower’s knowledge,” in which case they shall be true and correct in all material respects as so qualified.

(c)            No Default or Event of Default shall exist or would result from the execution of this Amendment or the transactions contemplated hereby.

(d)            Agent shall have received satisfactory evidence that all fees, expenses and disbursements required to be paid in connection with this Amendment (including reasonable fees, disbursements and other charges of counsel to the Agent) have been paid in full.

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3.                  Representations and Warranties. Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that:

(a)            Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment (i) are within Borrower’s corporate or other powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not (A) contravene the terms of any of Borrower’s organizational documents, (B) violate any applicable law, or (C) conflict with or result in any breach or contravention of, or the creation of any Lien under, (x) any contractual Obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject.

(b)            This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by debtor relief laws and by general principles of equity.

(c)            No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, except with respect to any notice or disclosure required in connection with state and federal securities laws and rules.

4.                  Effect of Amendment. All of the terms and provisions of this Amendment are hereby incorporated into the Loan Agreement and the other Loan Documents, and the Loan Agreement and the other Loan Documents are hereby amended as expressly provided in this Amendment. Solely in the event that any term or condition contained in this Amendment conflicts with, or is inconsistent with, any provision of the Loan Agreement or any other Loan Document, the terms and conditions of this Amendment shall supersede and control. In all other respects, the provisions of the Loan Agreement and other Loan Documents shall remain in full force and effect, including, without limitation, any and all additional terms and conditions therein which are not in conflict with the provisions of this Amendment. Each party hereto acknowledges and agrees that, on and after the Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes.

5.                  References. Any reference made in the Loan Agreement (i) to the terms “Loan Agreement” and “this Agreement” or similar references shall be deemed to mean the Loan Agreement, as amended by this Amendment, (ii) to the term “Guaranty” or similar references, shall be deemed to mean the Guaranty, as amended by this Amendment, and (iii) to the terms “Loan Documents” and a “Loan Document” or similar references, shall be deemed to mean the “Loan Documents” and any Loan Document taken individually, as applicable, as amended by this Amendment.

6.                  Ratification. The Loan Agreement and Loan Documents, each as amended by this Amendment, are ratified and confirmed in all respects and, as amended hereby, remain in full force and effect. Nothing contained in this Amendment shall be deemed or construed as substitution or novation of (x) the Note or (y) the Obligations outstanding under the Loan Agreement, the Note, and the other Loan Documents.

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7.                  No Defenses. Borrower acknowledges that as of the date hereof (a) there is no offset or defense to the payment and performance of any of the Obligations of Borrower under any of the Loan Documents and (b) there is no claim, counterclaim or cause of action of any kind which may be asserted by Borrower against Agent or any Lender. In connection therewith, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, including the modification of the Loan described herein, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby releases, acquits and forever discharges Agent and each Lender and its participants, subsidiaries, affiliates, officers, directors, agents, employees, servants, attorneys, and representatives, as well as the respective heirs, personal representatives, successors and assigns, of any and all of them (hereinafter collectively called the "Released Lender Parties") from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, which the Borrower ever had, now has or might hereafter have against the Released Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring before the date of this Amendment which relates, in whole or in part, directly or indirectly, to: (a) the Loan; (b) the Loan Documents; (c) the transactions contemplated by the Loan Documents; (d) any collateral for the Loan; or (e) this Amendment. In addition the Borrower agrees not to commence, join in or prosecute any suit or other proceeding in a position that is adverse to any Released Lender Party arising directly or indirectly from any of the foregoing matters.

8.                  Prior Agreements. This Amendment supersedes any prior or contemporaneous discussions, agreements and understandings concerning the modification of the Loan evidenced hereby and not contained herein. In the event that any such prior or contemporaneous discussion, agreement or understanding conflicts with, or is inconsistent with, any provision of this Amendment, the terms and conditions of this Amendment shall control.

9.                  No Waivers. Except for the express waivers and amendments contained herein, the execution of this Amendment by Agent and Lenders shall not constitute a waiver of any of Agent’s or Lenders’ rights and remedies pursuant to any of the Loan Documents and applicable law, and Agent and the Lenders hereby expressly confirm their retention of all rights pursuant to the Loan Documents and applicable law to effect collection of the Loan, as amended, against the Borrower and the Collateral. The execution of this Amendment by Agent and the Lenders shall not constitute a waiver of any Default or Event of Default that may now or hereafter exist under any of the Loan Documents. The execution of this Amendment by Agent and the Lenders shall not constitute a waiver of any Default or Event of Default that may now or hereafter exist under any of the Loan Documents, other than the express waivers contained herein.

10.              Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

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11.              Severability. If any provision of this Amendment is held to be illegal, invalid, or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.              Allonge to Note. This Amendment, to the extent it affects the Note shall be considered an allonge to such Note and is hereby firmly affixed to and made part of such Note. If for any reason this Amendment is not affixed to the Note, the parties hereto agree that this Amendment shall remain a valid amendment to the Note and the terms of this Amendment shall remain binding on all parties.

13.              Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument. As further provided in this Amendment, signatures transmitted electronically shall have the same legal effect as originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party upon request.

14.              Electronic Signatures. Each of the parties hereto hereby expressly (i) consents to do business electronically in connection with this Amendment and the transactions contemplated hereby and (ii) acknowledges and agrees that delivery of an executed counterpart of a signature page of (x) this Amendment and the Consent and Agreement of Guarantor attached hereto, the Note, and any and each other Loan Document and (y) any Assignment and Assumption, in any event (whether or not expressly provided therein), by telecopy, emailed .pdf, .tif, or any other electronic means that reproduces an image of the actual manually executed signature page shall be effective as delivery of a manually executed (and, as may be applicable, notarized) counterpart of any and each such Loan Document or Assignment and Assumption. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, each as may be amended and in effect from time to time; except that nothing herein shall require Agent to accept electronic signatures in any form or format without its prior written consent, including, without limitation, with respect to any Loan Document which is required by any applicable Governmental Authority to be filed, recorded, or otherwise registered with a manually executed original (and, as may be applicable, notarized) signature. Without limiting the generality of the foregoing, Borrower shall (and shall cause each other Loan Party to) promptly deliver to Agent a manually executed counterpart original counterpart of any Loan Document requested by Agent (which may include, without limitation, manual signatures of each applicable Loan Party (and, as may be applicable, any notary public) next to any electronic signature, as directed by Agent). Each of the parties hereto waives any defense or right to contest the validity, admissibility, or enforceability of this Agreement or the transactions contemplated hereby (and any and each related execution and delivery of any Loan Document or Assignment and Assumption) based solely on the lack of paper originals (including any manually executed signatures hereto or thereto).

[Signatures on following pages.]

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IN WITNESS WHEREOF, this Amendment has been executed by the undersigned parties as of the date first set forth above.

BORROWER:	PHR TCI, LLC,
a Delaware limited liability company

	By:	/s/ James A. Procaccianti
	Name:	James A. Procaccianti
	Title:	Authorized Signor

[Signatures continue on following page.]

First Amendment to Loan Agreement and Other Loan Documents Hotel Indigo (Traverse City, MI)

AGENT AND LENDER:	CITIZENS BANK, N.A.,
a national banking association

	By:	/s/ Morgan Salmon
	Name:	Morgan Salmon
	Title	SVP

[Consent and Agreement of Guarantor follows.]

First Amendment to Loan Agreement and Other Loan Documents Hotel Indigo (Traverse City, MI)

CONSENT AND AGREEMENT OF GUARANTOR

WHEREAS, the payment and performance by the above-referenced Borrower of certain of its Obligations under the Loan Documents were guaranteed by the undersigned Guarantor pursuant to (i) that certain Limited Guaranty (re: Certain Specified Matters) and (ii) that certain Guaranty (re: Completion), each dated as of August 15, 2018, guaranteeing the matters that are set forth therein (singly and collectively, the “Guaranty”); and

WHEREAS, as a condition to the closing of the Loan modification contemplated by the above Amendment to which this Consent and Agreement of Guarantor is attached, Agent and Lenders have required that Guarantor execute this Consent and Agreement.

NOW, THEREFORE, in consideration of and as an inducement to Agent and Lenders entering into the above Amendment, Guarantor hereby:

(a)       Consents to the execution by Borrower of the above Amendment;

(b)       Agrees that the payment and performance of certain of the Borrower's obligations under the Loan Documents, as amended by the above Amendment, are guaranteed by the Guaranty pursuant to the terms of the Guaranty and further agrees that all references in the Guaranty to the Loan Agreement and the other Loan Documents shall be deemed to refer to the Loan Agreement and Loan Documents as amended by the above Amendment;

(c)       Acknowledges that as of the date hereof it has no existing and asserted (and no basis for any unasserted) claims, counterclaims, defenses or rights of setoff whatsoever with respect to any obligations under the Loan Documents, and any such claims, counterclaims, defenses and rights of setoff are hereby waived and relinquished;

(d)       Represents and warrants that the representations and warranties of Guarantor set forth in Section 6 of each Guaranty and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties (i) expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date, or (ii) are expressly qualified as to “Guarantor’s knowledge,” in which case they shall be true and correct in all material respects as so qualified, or (iii) represent that no material adverse change has occurred in Guarantor’s financial condition or business, in which case such representations and warranties are qualified by the effect on the same related to the novel coronavirus (COVID-19) pandemic;

(e)       Represents and warrants to Agent and Lenders that the execution, delivery and performance of this Consent and Agreement of Guarantor have been duly authorized by all necessary action of Guarantor; and

(f)       Consents to do business with Citizens Bank, N.A. and the other parties to the Loan electronically (including, without limitation, by use of electronic signatures), and acknowledges and agrees that executed electronic signature pages may be attached as separate counterparts to this Consent and Agreement of Guarantor with the same effect as manually delivered counterparts.

[Guarantor’s signature on following page(s).]

First Amendment to Loan Agreement and Other Loan Documents Hotel Indigo (Traverse City, MI)

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Consent and Agreement of Guarantor as of the date first above written.

GUARANTOR:	TH Investment Holdings II, LLC,
Delaware limited liability company

	By:	/s/ James A. Procaccianti
	Name:	James A. Procaccianti
	Title:	Manager

First Amendment to Loan Agreement and Other Loan Documents Hotel Indigo (Traverse City, MI)